As filed with the Securities and Exchange Commission on April 6, 2012
Registration No. 333-174168

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
__________________________

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
__________________________

PROCERA NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

33-0974674
(I.R.S. Employer Identification No.)
__________________________

4121 Clipper Court
Fremont, California 94538
(510) 230-2777
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)
__________________________

James F. Brear
Chief Executive Officer
Procera Networks, Inc.
4121 Clipper Court
Fremont, California 94538
(510) 230-2777
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
__________________________

Copies to:

Michael E. Tenta
Eric C. Jensen
Cooley LLP
3175 Hanover Street
Palo Alto, CA 94304
(650) 843-5000

Approximate date of commencement of proposed sale to the public:
Not applicable

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.      ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.      ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.      ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.      ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

DEREGISTRATION OF COMMON STOCK

Procera Networks, Inc. (the “Registrant”) is filing this Post-Effective Amendment No. 1 (this “Amendment No. 1”) to its Registration Statement on Form S-3 (File No. 333-174168) filed with the Securities and Exchange Commission (the “Commission”) on May 13, 2011 (the “Prior Registration Statement”) to deregister the shares of the Registrant’s common stock, par value $0.001 per share (the “Shares”), registered with the Commission on the Prior Registration Statement and remaining unsold. The Registrant hereby deregisters all of the Shares registered on the Prior Registration Statement that have not been sold thereunder as of the date hereof.

This Amendment No. 1 does not amend or otherwise modify the Registrant’s Registration Statement on Form S-3 (File No. 333-180141) as filed with the Commission on March 15, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on April 6, 2012.

PROCERA NETWORKS, INC.

By:	/s/ James F. Brear
James F. Brear
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James F. Brear	Chief Executive Officer and Director	April 6, 2012
James F. Brear	(Principal Executive Officer)

/s/ Charles Constanti	Vice President and Chief Financial Officer	April 6, 2012
Charles Constanti	(Principal Financial and Accounting Officer)

*	Director	April 6, 2012
Staffan Hillberg

*	Director	April 6, 2012
Mary Losty

*	Director	April 6, 2012
Scott McClendon

Director
Mark Pugerude

*	Director	April 6, 2012
Thomas Saponas

*	Director	April 6, 2012
William E. Slavin

*	Director	April 6, 2012
Paul J. Stich

* By:	/s/ James F. Brear
James F. Brear
Attorney-in-Fact